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Exhibit No. 2.01
                              Articles of Merger
                                      of
                Dynamic Information Systems and Exchanges, Inc.
                             a Utah corporation
                               with and into
                 Dynamic Information System & Exchange, Inc.
                             a Utah corporation

  THESE ARTICLES OF MERGER are executed and entered into this 29th day of September, 1999, by and between Dynamic Information System & Exchange, Inc., a Utah corporation (hereinafter referred to as "DiSX" or the "Surviving Corporation"), and Dynamic Information Systems and Exchanges, Inc., a Utah corporation (hereinafter referred to as "DiSX Sub" or the "Disappearing Corporation").

                                 Witnesseth

                             I. Plan of Merger

  Pursuant to these Articles of Merger, it is intended and agreed that DiSX Sub will be merged with and into DiSX and that DiSX shall be the Surviving Corporation, as provided below. The terms, conditions, and understandings of the merger are set forth in the Agreement of Merger between DiSX and DiSX Sub dated as of September 29, 1999, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

                 II.  Articles of Incorporation and Bylaws

  On the consummation of the merger, the articles of incorporation and bylaws of DiSX shall be the articles of incorporation and bylaws of the Surviving Corporation.

                   III.  Name of Surviving Corporation

  The name of the Surviving Corporation, which will continue in existence after the merger, shall remain DYNAMIC INFORMATION SYSTEM & EXCHANGE, INC.

                      IV.  Officers and Directors

  The officers and directors of DiSX, shall remain the officers and directors of the Surviving Corporation.

            V.  Authorized and Outstanding Shares of DiSX Sub

  DiSX Sub is authorized to issue 21,000,000 shares; consisting of 10,000,000 Class A shares, no par value, of which 1,000 shares are issued and outstanding, and 11,000,000 Class B shares, no par value, of which -0- shares are issued and outstanding.

             VI.  Authorized and Outstanding Shares of DiSX

  DiSX is authorized to issue 55,000,000 shares; consisting of 50,000,000 shares of common stock, $0.001 par value, of which 20,982,057 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $0.001 par value, of which -0- shares are issued and outstanding.


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                  VII.  Approval by Shareholder of DiSX Sub

  Of the 1,000 shares of common stock of DiSX Sub issued and outstanding, all shares were voted in favor of the Agreement and Plan of Merger, with no shares voting against or abstaining, all in accordance with the provisions of the Utah Revised Business Corporation Act. Such shares were voted as a class; no shares of any other class of stock issued and outstanding were entitled to vote thereon. Approval of the Agreement and Plan of Merger was duly authorized by all action required by the laws of the state of Utah, DiSX Sub's Articles of Incorporation and bylaws.

                  VIII.  Approval by Shareholders of DiSX

  Pursuant to the provisions of section 16-10a-1104 of the Utah Revised Business Corporation Act, no vote of the shareholders of DiSX is required if all the provisions of section 16-10a-1103(7) of the Utah Revised Business Corporation Act are met. In connection with meeting the requirements of section 16-10a-1103(7).

  (a) The Articles of Incorporation of the Surviving Corporation will not differ from its Articles of Incorporation before the merger;

  (b) Each shareholder of the Surviving Corporation whose shares were outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger;

  (c) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger, or the exercise of rights and warrants issued pursuant to the merger will not exceed by more than 20% the total number of voting shares of the Surviving Corporation outstanding immediately before the merger; and

  (d) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger, or the exercise of rights and warrants issued pursuant to the merger will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

                      IX.  Statutory Basis for Merger

  An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid corporations in accordance with Section 16-10a-1104 of the Utah Revised Business Corporation Act.

                 X.  Agreement of Surviving Corporation

  The Surviving Corporation hereby consents and agrees that:

  (a) The Surviving Corporation may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of DiSX Sub as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of DiSX Sub against the Surviving Corporation;

  (b) The Secretary of State of the State of Utah shall be, and hereby is, irrevocable appointed as the agent of such Surviving Corporation to accept service of process in any such proceeding;
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  (c) The Surviving Corporation's address for any service of process received by the Secretary of State is the executive offices of the Surviving Corporation located at 371 East 800 South, Suite 201, Orem, Utah 84097-6387.

  (d) Such Surviving Corporation will promptly pay to the dissenting shareholders of DiSX Sub the amount, if any, to which they shall be entitled under the provisions of the Utah Revised Business Corporation Act with respect to the rights of dissenting shareholders; and

  (e) The Surviving Corporation shall keep on file at its principal place of business a copy of the Agreement of Merger, which will be provided, without cost, to shareholders of the Surviving Corporation when request.

  IN WITNESS WHEREOF, the undersigned corporations, acting by their respective Presidents and Secretaries, have executed these Articles of Merger as of the date first above written.

Dynamic Information Systems and Exchanges, Inc., a Utah corporation
Attest:
/S/ Secretary                      By:/S/ President

Dynamic Information System & Exchange, Inc., a Utah corporation
Attest:
/S/ Secretary                      By:/S/ President

STATE OF UTAH      )
                   :ss
COUNTY OF SALT LAKE)

  I, the undersigned notary public, hereby certify that on the 29th day of September, 1999, personally appeared before me the President and Secretary of Dynamic Information Systems and Exchanges, Inc., a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Dynamic Information Systems and Exchanges, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL
/S/ Notary Public

STATE OF UTAH      )
                   :ss
COUNTY OF SALT LAKE)

  I, the undersigned notary public, hereby certify that on the 29th day of September, 1999, personally appeared before me the President and Secretary of Dynamic Information System & Exchange, Inc., a Utah corporation, who being be me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Dynamic Information System & Exchange, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL
/S/ Notary Public

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                             Agreement of Merger
                                     of
              Dynamic Information Systems and Exchanges, Inc.
                            (A Utah Corporation)
                                    and
                Dynamic Information System & Exchange, Inc.
                            (A Utah Corporation)

  THIS AGREEMENT OF MERGER (the "Agreement") dated as of September 29, 1999, is entered into by and between DYNAMIC SYSTEMS AND EXCHANGES, INC., a Utah corporation (the "Disappearing Corporation" or the "DiSX SUB"), and DYNAMIC SYSTEM & EXCHANGE, INC.," a Utah corporation (the "Surviving Corporation" or "DiSX"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                                 Recitals

  WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the state of Utah, having an authorized capital of 55,000,000 shares; consisting of 50,000,000 shares of common stock, $0.001 par value, of which 20,982,057 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $0.001 par value, of which -0- shares are issued and outstanding.

  WHEREAS, the Disappearing Corporation is a corporation duly organized and existing under the laws of the state of Utah having an authorized capital of 21,000,000 shares; consisting of 10,000,000 Class A shares, no par value, of which 1,000 shares are issued and outstanding, and 11,000,000 Class B shares, no par value, of which -0- shares are issued and outstanding.

  WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Agreement providing for the merger of the Disappearing Corporation with and into the Surviving Corporation with the Surviving Corporation as the surviving corporation as authorized by and in accordance with the statutes of the state of Utah.

                                Agreement

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of the Disappearing Corporation to be converted into shares of stock of the Surviving Corporation and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Agreement by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

  1. Determination by Boards of Directors. The Boards of Directors of the constituent corporations deem it in the best interests of the corporations and their shareholders that the Disappearing Corporation be merged with the Surviving Corporation in accordance with the laws of the state of Utah. The Boards hereby adopt on behalf of their corporations the plan of reorganization set forth in this Agreement of Merger.

  2. Merger and Name of Surviving Corporation. On the effective date of the merger, the Disappearing Corporation shall be merged with and into the Surviving Corporation, the Disappearing Corporation and the Surviving Corporation shall cease to exist separately and the Disappearing Corporation

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shall be merged with and into the Surviving Corporation, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "DYNAMIC INFORMATION SYSTEM & EXCHANGE, INC."

  On the effective date of the merger, DiSX Sub and DiSX shall cease to exist separately and DiSX Sub shall be merged with and into DiSX, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "DYNAMIC INFORMATION SYSTEM & EXCHANGE, INC."

                                  Article I
                       Terms and Conditions of Merger

  The terms and conditions of the merger (in addition to those set forth elsewhere in this Plan) are as follows:

  (a) On the Effective Date of the merger:

   (1) DiSX Sub shall be merged into DiSX to form a single corporation, and DiSX shall be designated herein as the Surviving Corporation.

   (2)  The separate existence of DiSX Sub shall cease.

   (3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Utah.

   (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

  (b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of DiSX immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

  (c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of DiSX immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

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  If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

                                  Article III
                       Cancellation of DiSX Sub Shares

  All shares of Common Stock of DiSX Sub outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be canceled.

                                  Article IV
                    Articles of Incorporation and Bylaws

  The articles of incorporation of DiSX shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law. The bylaws of DiSX shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

                                   Article V
                             Shareholder Approval

  This Plan has been approved by the sole shareholder of DiSX Sub and the board of directors of DiSX as provided by the laws of the State of Utah, including section 16-10a-1104 of the Utah Revised Business Corporation Act. All required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the state of Utah.

                                 Article VI
                          Officers and Directors

     The officers and directors of DiSX, upon the merger becoming effective, shall remain the officers and directors of the Surviving Corporation, and such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

                                 Article VII
       Approval and Effective Date of the Merger; Miscellaneous Matters

 1. The merger shall become effective when all the following actions shall have been taken:

  (a) This Agreement shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the state of Utah;

  (b) This Agreement, or articles of merger of the form required, executed and verified in accordance with the laws of the state of Utah, shall be filed in the Office of the Secretary of State of Utah together with any other documents as may be required in accordance with the law of such state; and

  (c) The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date."

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 2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of DiSX Sub acquired or to be acquired by, or as a result of, the merger, the officers and directors of DiSX Sub or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Agreement.

 3. The Surviving Corporation may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of DiSX Sub as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of DiSX Sub against the Surviving Corporation.

 4. The Secretary of State of the State of Utah shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

 5. The Surviving Corporation's address for any service of process received by the Secretary of State is the executive offices of the Surviving Corporation located at 371 East 800 South, Suite 201, Orem, Utah 84097-6387.

 6. This Agreement cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

 7. For the convenience of the parties and to facilitate the filing and recording of this Agreement, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

 8. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah.

  The foregoing Agreement of Merger, having been approved by the board of directors of each Constituent Corporation, and having been adopted separately by the sole shareholder of DiSX Sub in accordance with the laws of the state of Utah, the president and secretary of DiSX Sub, and the president and secretary of DiSX, do hereby execute this Plan of Merger this 29th day of September, 1999, declaring and certifying that this is our act and deed and the facts herein stated are true.

Dynamic Information Systems and Exchanges, Inc., Utah corporation
Attest:
/S/ Secretary                        /S/President

Dynamic Information System & Exchange, Inc., Utah corporation
Attest:
/S/Secretary                         /S/President

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STATE OF UTAH      )
                   :ss
COUNTY OF SALT LAKE)

  I, the undersigned notary public, hereby certify that on the 29th day of September, 1999, personally appeared before me the President and Secretary of Dynamic Information Systems and Exchanges, Inc., a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Dynamic Information Systems and Exchanges, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL
/S/ Notary Public


STATE OF UTAH      )
                   :ss
COUNTY OF SALT LAKE)

  I, the undersigned notary public, hereby certify that on the 29th day of September, 1999, personally appeared before me the President and Secretary of Dynamic Information System & Exchange, Inc., a Utah corporation, who being be me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Dynamic Information System & Exchange, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL
/S/ Notary Public

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                        CERTIFICATE OF THE SECRETARY
              DYNAMIC INFORMATION SYSTEMS AND EXCHANGES, INC.
                             A UTAH CORPORATION

  The secretary of Dynamic Information Systems and Exchanges, Inc., a Utah corporation ("DiSX Sub"), hereby certify in accordance with the Utah Revised Business Corporation Act that the Plan of Merger to which this certificate is attached, after having been first duly approved and adopted by DiSX Sub and Dynamic Information System & Exchange, Inc., a Utah corporation ("DiSX"), was duly approved and adopted pursuant to section 16-10a-1104 of the Utah Revised Business Corporation Act by the vote of the sole shareholder of all of the outstanding stock of DiSX Sub; and that thereby the Agreement of Merger was duly adopted as the act of the sole shareholder of said corporation and is the duly adopted agreement and act of said corporation.

  I have executed this certificate this 29th day of September, 1999.

                                     /S/ Secretary

                        CERTIFICATE OF THE SECRETARY
                 DYNAMIC INFORMATION SYSTEM & EXCHANGE, INC.
                            A UTAH CORPORATION

  The secretary of Dynamic Information System & Exchange, Inc., a Utah corporation ("DiSX"), hereby certifies in accordance with the Utah Revised Business Corporation Act that the Plan of Merger to which this certificate is attached, after having first duly approved and adopted pursuant to section 16-10a-1104 of the Utah Revised Business Corporation Act, by the board of directors of DiSX; and that thereby the Agreement of Merger is the duly adopted agreement and act of said corporation.

  I have executed this certificate this 29th day of September, 1999.

                                     /S/ Secretary